Exhibit 10.4

AMENDMENT AND ASSIGNMENT AGREEMENT

This Amendment and Assignment Agreement (this “Agreement”), effective as of October 1, 2003, by and among KPS Management, LLC, a Delaware limited liability company (“KPS”), Blue Ridge Holding Corp., a Delaware corporation (“Holdings”), and Blue Ridge Paper Products Inc., a Delaware corporation and wholly owned subsidiary of Holdings (the “Company”).

WITNESSETH:

WHEREAS, KPS and the Company are parties to that certain Management Services Agreement, dated as of May 14, 1999 (the “Management Agreement”);

WHEREAS, KPS and the Company desire to amend the Management Agreement to reflect a change in the manner in which KPS is compensated;

WHEREAS, the Company desires to assign, transfer and convey to Holdings all of the Company’s obligations, rights and interest in, to or under the Management Agreement, as amended by this Agreement; and

WHEREAS, Holdings desires to assume and be bound by all of the terms, provisions, covenants and conditions of the Management Agreement applicable to the Company, as amended by this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendment.  The Management Agreement is hereby amended by deleting Section 2 thereof in its entirety and inserting the following language in lieu thereof:

Section 2.  Compensation.

In consideration of the services to be provided in accordance with Section 1, the Company (or Holdings, as the case may be) shall pay KPS an amount equal to one-half of one percent (0.5%) of consolidated gross revenue of Holdings for each fiscal quarter; provided, however that in no event shall such amount exceed $3,000,000 in any fiscal year.  On the date of the Management Agreement, the Company paid KPS by wire transfer of immediately available funds an amount equal to $500,000, which was credited against the quarterly management fee payments described above.  The parties acknowledge and agree that the management fee has been accrued since September 2001 and shall continue to be accrued and not paid in cash until termination of the Management Agreement, whereupon the total accrued management fee shall be paid in cash by Holdings.

2.                                       Extension of Term.  The term of the Management Agreement is hereby amended to extend such term for an additional period ending on the tenth anniversary of this Agreement and, accordingly, Section 6 of the Management Agreement is hereby amended by deleting the phrase “(i) tenth anniversary of this Agreement” from Section 6 thereof and inserting in lieu thereof the phrase “(i) October 1, 2013”.

3.                                       Assignment.  The Company hereby transfers and assigns to Holdings all of the Company’s obligations, rights and interest in, to or under the Management Agreement, as amended by this Agreement.

4.                                       Acceptance and Assumption.  Holdings hereby accepts the assignment of the Management Agreement, as amended by this Agreement, agrees to be bound by all of the terms, provisions, covenants and conditions of the Management Agreement, as amended from time to time, assumes all of the Company’s liabilities, obligations and responsibilities under or in respect of the Management Agreement and unconditionally and absolutely agrees to pay, perform, discharge and satisfy, as and when due, all of the Company’s liabilities, obligations and responsibilities under or in respect of the Management Agreement.  KPS hereby irrevocably and unconditionally releases the Company from any past, present or future obligations and responsibilities under the Management Agreement.

5.                                       Construction and Severability.  This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns; (ii) shall not be altered, amended, modified, terminated or discharged orally; and (iii) no revisions hereof shall be effective except by an instrument in writing signed by KPS and Holdings.  If any provision of this Agreement, or the application of such provision to any party hereto or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law; (ii) as to such party or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law; and (iii) the application of such provision to other parties or circumstances or in other jurisdictions shall not be affected thereby.

6.                                       Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of law principles or rules of such state.

7.                                       Descriptive Heading.  The section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

8.                                       Entire Agreement.  This Agreement, together with the Management Agreement (as amended hereby), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

9.                                       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, KPS, Holdings, and the Company have executed this Amendment and Assignment Agreement effective as of the date first above written.

KPS MANAGEMENT, LLC

By:	/s/ Michael Psaros
	Name:	Michael Psaros
Title:

BLUE RIDGE HOLDING CORP.

By:	/s/ Richard Lozyniak
	Name:	Richard Lozyniak
	Title:	CEO

BLUE RIDGE PAPER PRODUCTS INC.

By:	/s/ Richard Lozyniak
	Name:	Richard Lozyniak
	Title:	CEO